Exhibit 99.1

STORE Capital Announces First Quarter 2020 Operating Results

SCOTTSDALE, Ariz., May 5, 2020 – STORE Capital Corporation (NYSE: STOR, “STORE Capital” or the “Company”), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced operating results for the first quarter ended March 31, 2020.

Highlights

For the quarter ended March 31, 2020:

▪	Total revenues of $177.9 million
▪	Net income of $62.7 million, or $0.26 per basic and diluted share, including an aggregate net gain of $2.7 million on dispositions of real estate
▪	AFFO of $120.1 million, or $0.49 per basic and diluted share
▪	Declared a regular quarterly cash dividend per common share of $0.35
▪	Invested $264.1 million in 57 properties at a weighted average initial cap rate of 7.5%
▪	Raised $148.6 million in net proceeds from the sale of an aggregate of approximately 4.1 million common shares under the Company’s at-the-market equity program

Management Commentary

“We concluded our first quarter with the challenge of a global pandemic that has led to a broad and temporary cessation of commerce,” said Christopher Volk, Chief Executive Officer of STORE Capital.  “Addressing the pandemic repercussions has been greatly aided by our direct long-term tenant relationships, familiarity with their businesses and our sustained investment in technology.  Our amazing team of 97 employees has worked remotely, collectively and with intense dedication to address the impact of the coronavirus pandemic on our customers.  In this process, we have been sticking to our formula:  STORE’s success has always been grounded in the success of our tenants, the fundamental nature of the industries in which they operate and the decades of experience of our capable team.”

“STORE is well positioned to navigate the COVID-19 crisis and to continue to support our many customers. We have fortified our balance sheet with excess liquidity and have modest leverage and no meaningful near-term debt maturities. We believe the pandemic and resulting tightening of credit will make our services even more relevant in fulfilling the needs of middle market and larger companies for efficient long-term real estate capital going forward.  We are optimistic and excited about our opportunity to create value for all of our stakeholders.”

STORE Capital Corporation

Financial Results

Total Revenues

Total revenues were $177.9 million for the first quarter of 2020, an increase of 13.6% from $156.6 million for the first quarter of 2019. The increase was driven primarily by the growth in the size of STORE Capital’s real estate investment portfolio, which grew from $8.0 billion in gross investment amount representing 2,334 property locations and 447 customers at March 31, 2019 to $9.1 billion in gross investment amount representing 2,552 property locations and 491 customers at March 31, 2020.

Net Income

Net income was $62.7 million, or $0.26 per basic and diluted share, for the first quarter of 2020,  as compared to  $45.6 million, or $0.20 per basic and diluted share, for the first quarter of 2019.  Net income for the first quarter of 2020 included an aggregate net gain on dispositions of real estate of $2.7 million,  as compared to an aggregate net loss on dispositions of real estate of $1.9 million for the same period in 2019.

Net income includes such items as gain or loss on dispositions of real estate and provisions for impairment, which can vary from quarter to quarter and impact net income and period-to-period comparisons.

Adjusted Funds from Operations (AFFO)

AFFO increased 11.4% to $120.1 million, or $0.49 per basic and diluted share, for the first quarter of 2020, compared to AFFO of $107.8 million, or $0.48 per basic and diluted share, for the  first quarter of 2019. The year-over-year increase in AFFO was primarily driven by additional rental revenues and interest income generated by the growth in the Company’s real estate investment portfolio.

Dividend Information

As previously announced, STORE Capital declared a regular quarterly cash dividend per common share of $0.35 for the first quarter ended March 31, 2020. This dividend, totaling $85.5 million, was paid on April 15, 2020 to stockholders of record on March 31, 2020.

Real Estate Portfolio Highlights

Investment Activity

The Company originated $264.1 million of gross investments representing 57 property locations during the first quarter of 2020.  These origination and other activities resulted in the creation of 14 new customer relationships. The investments had a weighted average initial cap rate of 7.5%. The Company defines “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property. STORE’s leases customarily have lease escalations, most of which are tied to the consumer price index and subject to a cap.  For acquisitions made during the first quarter of 2020, the weighted average stated lease escalation cap was 2.5%.

STORE Capital Corporation

Disposition Activity

During the quarter ended March 31, 2020,  the Company sold nine properties and recognized an aggregate net gain of $2.7 million on the disposition of these properties. Net proceeds from the disposition of real estate during the quarter aggregated $18.9 million as compared to an aggregate original investment amount of $20.6 million for the properties sold.

Portfolio

At March 31, 2020, STORE Capital’s real estate portfolio totaled $9.1 billion representing 2,552 property locations. Approximately 94% of the portfolio represents commercial real estate properties subject to long-term leases, 6% represents mortgage loans and financing receivables on commercial real estate properties and a nominal amount represents loans receivable secured by the tenants’ other assets. As of March 31, 2020, the portfolio’s annualized base rent and interest (based on rates in effect on March 31, 2020 for all lease and loan contracts) totaled $730 million as compared to $646 million a year ago. The weighted average non-cancelable remaining term of the leases at March 31, 2020 was approximately 14 years.

The Company’s portfolio of real estate investments is highly diversified across customers, brand names or business concepts, industries and geography. The following table presents a summary of the portfolio.

Portfolio At A Glance - As of March 31, 2020
Investment property locations	2,552
States	49
Customers	491
Industries in which customers operate	113
Proportion of portfolio from direct origination	~80%
Contracts with STORE-preferred terms*(1)	96%
Weighted average annual lease escalation(2)	1.9%
Weighted average remaining lease contract term	~14 years
Occupancy(3)	99.5%
Properties not operating but subject to a lease(4)	57
Investment locations subject to a ground lease	21
Investment portfolio subject to NNN leases*	99%
Investment portfolio subject to Master Leases*(5)	92%
Average investment amount/replacement cost (new)(6)	81%
Locations subject to unit-level financial reporting	98%
Median unit fixed charge coverage ratio (FCCR)/4‑Wall coverage ratio(7)	2.2x/2.6x
Contracts rated investment grade(8)	~75%

*Based on annualized base rent and interest.

(1)

Represents the percentage of lease contracts that were created by STORE or contain preferred contract terms such as unit-level financial reporting, triple-net lease provisions and, when applicable, master lease provisions.

(2)

Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually.  For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract.  For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term.  Calculation excludes contracts representing less than 0.1% of annualized base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options.

(3)	The Company defines occupancy as a property being subject to a lease or loan contract. As of March 31, 2020, twelve of the Company’s properties were vacant and not subject to a contract.
(4)	Represents the number of the Company’s investment locations that have been closed by the tenant but remain subject to a lease.
(5)

Percentage of investment portfolio in multiple properties with a single customer subject to master leases. Approximately 86% of the investment portfolio involves multiple properties with a single customer, whether or not subject to a master lease.

(6)	Represents the ratio of purchase price to replacement cost (new) at acquisition.

STORE Capital Corporation

(7)

STORE Capital calculates a unit’s FCCR generally as the ratio of (i) the unit’s EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit’s total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness (if applicable). The 4‑Wall coverage ratio refers to a unit’s FCCR before taking into account standardized corporate overhead expense. The weighted average unit FCCR and 4‑Wall coverage ratios were 3.0x and 3.9x, respectively.

(8)

Represents the percentage of the Company’s contracts that have a STORE Score that is investment grade. The Company measures the credit quality of its portfolio on a contract-by-contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of the Company’s tenants and the profitability of the operations at the properties.  As of March 31, 2020, STORE Capital’s tenants had a median tenant credit profile of approximately ‘Ba3’ as measured by Moody’s Analytics RiskCalc rating scale.  Considering the profitability of the operations at each of its properties and STORE’s assessment of the likelihood that each of the tenants will choose to continue to operate at the properties in the event of their insolvency, the credit quality of its contracts, or STORE Score, is enhanced to a median of ‘Baa2’.

Capital Transactions

The Company established a $900 million “at the market” equity distribution program, or ATM Program, in November 2019 and terminated its previous program. During the first quarter of 2020, the Company sold an aggregate of approximately 4.1 million common shares at a weighted average share price of $36.22 and raised approximately $148.6 million in net proceeds after the payment of sales agents’ commissions and offering expenses.

In March 2020, the Company extended the maturity of one of its $100 million bank term loans from March 2020 to March 2021.

Also in late March, in response to the COVID-19 pandemic, the Company borrowed $450 million on its unsecured revolving credit facility as a precautionary measure to increase its cash position and preserve financial flexibility until the uncertainty in the financial markets subsides.  As of March 31, 2020, the Company had $600 million outstanding under its revolving credit facility.

2020 Guidance

As noted in its Current Report on Form 8-K filed on April 17, 2020, the Company withdrew its 2020 guidance as a result of the uncertainty caused by the advent of the COVID-19 pandemic, which has led to curtailed acquisitions, the maintenance of elevated liquidity levels and the deferral of a portion of its rent and interest income. The Company expects to reinstate guidance when it has more clarity around the impacts of the COVID-19 pandemic.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held today, May 5, 2020, at 4:30 p.m. Eastern Time / 1:30 p.m. Scottsdale, Arizona Time, to discuss first quarter ended March 31, 2020 operating results and answer questions.

•	Live conference call: 855‑656‑0920 (domestic) or 412‑542‑4168 (international)
•	Conference call replay available through May 19, 2020: 877‑344‑7529 (domestic) or 412‑317‑0088 (international)
•	Replay access code: 10141304
•	Live and archived webcast: http://ir.storecapital.com/CustomPage/Index?KeyGenPage=350222

STORE Capital Corporation

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 2,500 property locations across the United States, substantially all of which are profit centers. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Non-GAAP Financial Measures

FFO and AFFO

STORE Capital’s reported results are presented in accordance with U.S. generally accepted accounting principles, or GAAP. The Company also discloses Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO, both of which are non‑GAAP measures. Management believes these two non‑GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or to cash flows from operations as reported on a statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income, excluding gains (or losses) from extraordinary items and sales of depreciable property, real estate impairment losses, and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, the Company modifies the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain revenues and expenses that have no impact on the Company’s long-term

STORE Capital Corporation

operating performance, such as straight-line rents, amortization of deferred financing costs and stock-based compensation. In addition, in deriving AFFO, the Company excludes certain other costs not related to its ongoing operations, such as the amortization of lease-related intangibles.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains (or losses) on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Management believes that AFFO provides more useful information to investors and analysts because it modifies FFO to exclude certain additional revenues and expenses such as straight-line rents, including construction period rent deferrals, and the amortization of deferred financing costs, stock-based compensation and lease-related intangibles as such items have no impact on long-term operating performance. As a result, the Company believes AFFO to be a more meaningful measurement of ongoing performance that allows for greater performance comparability.  Therefore, the Company discloses both FFO and AFFO and reconciles them to the most appropriate GAAP performance metric, which is net income.  STORE Capital’s FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Contacts:

Financial Profiles, Inc.

STORECapital@finprofiles.com

Investors or Media:

Moira Conlon, 310‑622‑8220

Lisa Mueller, 310-622-8231

STORE Capital Corporation

STORE Capital Corporation

Condensed Consolidated Statements of Income

(In thousands, except share and per share data)

	Three months ended
	March 31,
	2020	2019
	(unaudited)
Revenues:
Rental revenues	$163,350	$149,491
Interest income on loans and financing receivables	11,482	6,631
Other income	3,065	516
Total revenues	177,897	156,638

Expenses:
Interest	41,694	38,068
Property costs	6,004	2,584
General and administrative	7,879	11,983
Depreciation and amortization	59,338	53,716
Provisions for impairment	2,900	2,610
Total expenses	117,815	108,961

Net gain (loss) on dispositions of real estate	2,746	(1,928)
Income from operations before income taxes	62,828	45,749
Income tax expense	168	193
Net income	$62,660	$45,556

Net income per share of common stock - basic and diluted:	$0.26	$0.20

Weighted average common shares outstanding:
Basic	243,355,486	222,184,754
Diluted	243,355,486	222,637,301

Dividends declared per common share	$0.35	$0.33

STORE Capital Corporation

STORE Capital Corporation

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2020	December 31, 2019
	(unaudited)	(audited)
Assets
Investments:
Real estate investments:
Land and improvements	$2,691,665	$2,634,285
Buildings and improvements	5,723,310	5,540,749
Intangible lease assets	72,190	73,366
Total real estate investments	8,487,165	8,248,400
Less accumulated depreciation and amortization	(796,575)	(740,124)
	7,690,590	7,508,276
Operating ground lease assets	24,009	24,254
Loans and financing receivables, net	580,896	582,267
Net investments	8,295,495	8,114,797
Cash and cash equivalents	633,192	99,753
Other assets, net	75,615	81,976
Total assets	$9,004,302	$8,296,526

Liabilities and stockholders’ equity
Liabilities:
Credit facility	$600,000	$—
Unsecured notes and term loans payable, net	1,262,988	1,262,553
Non-recourse debt obligations of consolidated special purpose entities, net	2,320,924	2,328,489
Dividends payable	85,455	83,938
Operating lease liabilities	29,130	29,347
Accrued expenses, deferred revenue and other liabilities	107,096	106,814
Total liabilities	4,405,593	3,811,141

Stockholders’ equity:
Common stock, $0.01 par value per share, 375,000,000 shares authorized, 244,158,477 and 239,822,900 shares issued and outstanding, respectively	2,442	2,398
Capital in excess of par value	4,930,148	4,787,932
Distributions in excess of retained earnings	(330,259)	(302,609)
Accumulated other comprehensive loss	(3,622)	(2,336)
Total stockholders’ equity	4,598,709	4,485,385
Total liabilities and stockholders’ equity	$9,004,302	$8,296,526

STORE Capital Corporation

STORE Capital Corporation

Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share data)

Funds from Operations and Adjusted Funds from Operations

	Three months ended
	March 31,
	2020	2019
	(unaudited)

Net income	$62,660	$45,556
Depreciation and amortization of real estate assets	59,255	53,639
Provision for impairment of real estate	2,900	2,610
Net (gain) loss on dispositions of real estate	(2,746)	1,928
Funds from Operations	122,069	103,733

Adjustments:
Straight-line rental revenue:
Fixed rent escalations accrued	(1,265)	(1,253)
Construction period rent deferrals	526	608
Amortization of:
Equity-based compensation	(3,572)	1,686
Deferred financing costs and other	2,142	2,051
Lease-related intangibles and costs	675	693
Lease termination fees	(237)	—
Capitalized interest	(229)	(418)
Loss on defeasance of debt	—	735
Adjusted Funds from Operations	$120,109	$107,835

Dividends declared to common stockholders	$85,455	$74,676

Net income per share of common stock: (1)
Basic and Diluted	$0.26	$0.20
FFO per share of common stock: (1)
Basic and Diluted	$0.50	$0.47
AFFO per share of common stock: (1)
Basic and Diluted	$0.49	$0.48

(1)	Under the two-class method, earnings attributable to unvested restricted stock are deducted from earnings in the computation of per share amounts where applicable.

STORE Capital Corporation

STORE Capital Corporation

Investment Portfolio

March 31, 2020

Real Estate Portfolio Information

As of March 31, 2020, STORE Capital’s total investment in real estate and loans approximated $9.1 billion, representing investments in 2,552 property locations, substantially all of which are profit centers for its customers.  The Company’s real estate portfolio is highly diversified.  The following tables summarize the diversification of the real estate portfolio based on the percentage of base rent and interest, annualized based on rates in effect on March 31, 2020, for all leases, loans and financing receivables in place as of that date.

Diversification by Customer

STORE Capital has a diverse customer base. At March 31, 2020, the Company’s property locations were operated by 491 customers. The largest single customer represented 2.8% of annualized base rent and interest and the top ten customers totaled 17.6% of annualized base rent and interest. The following table identifies STORE Capital’s ten largest customers as of March 31, 2020:

	% of
	Annualized
	Base Rent and	Number of
Customer	Interest	Properties
Fleet Farm Group LLC	2.8%	10
AVF Parent, LLC (Art Van Furniture)	2.4	23
Bass Pro Group, LLC (Cabela’s)	1.9	10
Cadence Education, Inc. (Early childhood/elementary education)	1.8	49
CWGS Group, LLC (Camping World/Gander Outdoors)	1.7	20
Spring Education Group Inc. (Stratford School/Nobel Learning Communities)	1.6	19
American Multi-Cinema, Inc. (AMC/Carmike/Starplex)	1.5	14
Dufresne Spencer Group Holdings, LLC (Ashley Furniture HomeStore)	1.3	21
US LBM Holdings, LLC (Building materials distribution)	1.3	48
Zips Holdings, LLC	1.3	41
All other (481 customers)	82.4	2,297
Total	100.0%	2,552

STORE Capital Corporation

STORE Capital Corporation

Investment Portfolio

March 31, 2020

Diversification by Concept

STORE Capital’s customers operate their businesses under a wide range of brand names or business concepts. Of the more than 725 concepts represented in the Company’s investment portfolio as of March 31, 2020, the largest single concept represented 2.8% of annualized base rent and interest and the top ten concepts totaled 15.6% of annualized base rent and interest. The following table identifies the top ten customer business concepts as of March 31, 2020:

	% of
	Annualized
	Base Rent and	Number of
Customer Business Concept	Interest	Properties
Fleet Farm	2.8%	10
Ashley Furniture HomeStore	2.2	31
Art Van Furniture	1.7	16
Cabela’s	1.7	8
AMC Theaters	1.5	14
Zips Car Wash	1.3	41
Stratford School	1.2	6
America’s Auto Auction	1.1	7
At Home	1.1	9
Carvana	1.0	13
All other (716 concepts)	84.4	2,397
Total	100.0%	2,552

STORE Capital Corporation

STORE Capital Corporation

Investment Portfolio

March 31, 2020

Diversification by Industry

The business concepts of STORE Capital’s customers are diversified across more than 100 industries within the service, retail and manufacturing sectors of the U.S. economy. The following table summarizes these industries, by sector, into 76 industry groups as of March 31, 2020:

	% of		Building
	Annualized		Square
	Base Rent and	Number of	Footage
Customer Industry Group	Interest	Properties	(in thousands)
Service:
Restaurants – full service	9.0%	392	2,687
Restaurants – limited service	5.0	393	1,065
Early childhood education	6.0	239	2,501
Health clubs	5.4	88	3,064
Automotive repair and maintenance	4.8	176	912
Movie theaters	3.9	38	1,916
Family entertainment	3.9	40	1,607
Pet care	3.4	176	1,656
Medical and dental	2.8	102	1,104
Behavioral Health	2.8	54	1,120
Lumber and construction materials wholesalers	2.8	114	4,800
Equipment sales and leasing	1.8	41	1,017
Elementary and secondary schools	1.4	9	351
Wholesale automobile auction	1.3	8	428
Logistics	1.2	24	1,954
Career Education	1.2	6	488
All other service (20 industry groups)	8.1	190	12,331
Total service	64.8	2,090	39,001
Retail:
Furniture	5.3	62	3,900
Farm and ranch supply	4.5	43	4,203
Recreational vehicle dealers	1.9	24	1,093
Hunting and fishing	1.8	9	758
Used car dealers	1.7	27	300
Home furnishings	1.1	9	1,044
New car dealers	0.7	9	273
All other retail (11 industry groups)	1.8	49	1,937
Total retail	18.8	232	13,508
Manufacturing:
Metal fabrication	4.4	79	9,487
Food processing	2.1	19	2,649
Plastic and rubber products	1.6	18	2,941
Furniture manufacturing	1.3	11	2,789
Electronics equipment	1.2	9	957
Automotive parts and accessories	1.0	15	2,291
Chemical products	0.8	10	1,116
All other manufacturing (15 industry groups)	4.0	69	5,870
Total manufacturing	16.4	230	28,100
Total	100.0%	2,552	80,609

STORE Capital Corporation

STORE Capital Corporation

Investment Portfolio

March 31, 2020

Diversification by Geography

STORE Capital’s portfolio is also highly diversified by geography, as the Company’s property locations can be found in every state except Hawaii. The following table details the top ten geographical locations of the properties as of March 31, 2020:

	% of
	Annualized
	Base Rent and	Number of
State	Interest	Properties
Texas	10.6%	264
Illinois	6.4	159
Florida	5.4	154
Georgia	5.1	144
Ohio	5.1	135
California	5.0	57
Wisconsin	4.6	58
Arizona	4.6	86
Michigan	4.1	90
Tennessee	3.7	113
All other (39 states) (1)	45.4	1,292
Total	100.0%	2,552

(1)	Includes one property in Ontario, Canada which represents 0.3% of annualized base rent and interest.

Contracts and Expirations

The Company focuses on long-term, triple-net leases with built-in lease escalators and uses master leases, where appropriate. As of March 31, 2020,  99% of the Company’s  investment portfolio was subject to triple-net leases. Where the Company owns multiple properties leased to a single customer, 92% of this portion of the investment portfolio was subject to master leases. Leases and loans representing approximately 2.7% of the annualized base rent and interest will expire in the next five years (before 2025). The following table sets forth the schedule of lease, loan and financing receivable expirations as of March 31, 2020:

	% of
	Annualized
	Base Rent and	Number of
Year of Lease Expiration or Loan Maturity (1)	Interest	Properties (2)
Remainder of 2020	0.5%	19
2021	0.6	8
2022	0.3	5
2023	0.7	20
2024	0.6	19
2025	1.5	29
2026	1.6	49
2027	2.5	57
2028	3.9	75
2029	6.0	174
Thereafter	81.8	2,085
Total	100.0%	2,540

(1)	Expiration year of contracts in place as of March 31, 2020, excluding any tenant renewal option periods.
(2)	Excludes twelve properties which were vacant and not subject to a lease as of March 31, 2020.